CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Pioneer ILS Bridge Fund, and to the use of our report, dated July 12, 2018, with respect to the financial statements of Pioneer ILS Bridge Fund as of June 22, 2018, in this Pre-Effective Amendment
No. 2 to the Registration Statement (Form N-2, Nos. 333-212537 and 811-23172) of Pioneer ILS Bridge Fund.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
July 12, 2018